Exhibit 10.3





                         -------------------------

                        TRADEMARK LICENSE AGREEMENT

                         -------------------------



                                  Between

                  PLAYBOY ENTERPRISES INTERNATIONAL, INC.

                                as Licensor

                                    and

                       PLAYBOY TV INTERNATIONAL, LLC

                                as Licensee


                              August 31, 1999











Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("***"), and the omitted text has been filed separately with the Securities and Exchange Commission.



                                    TABLE OF CONTENTS


                                                                                     Page


RECITALS ...............................................................................4

1.       DEFINITIONS....................................................................4

2.       GRANT OF LICENSE...............................................................8
         2.1      Grant of Exclusive License............................................8
         2.2      PEGI's Assignment of Local Revenues Under Existing Trademark
                  Licenses..............................................................9
         2.3      Supplemental Programs.................................................9
         2.4      All Other Rights Retained by Licensor.................................9
         2.5      Restriction on Sub-Licensing..........................................9
         2.6      Duration of License...................................................9
         2.7      Licensee's * * *......................................................9
         2.8      Restrictions on Modifications of Trademarks...........................9
         2.9      Additional Marks.....................................................10

3.       TRADEMARK LICENSE FEE.........................................................11
         3.1      Trademark License Fee for Trademarks.................................11
         3.2      Payment Terms........................................................11
         3.3      Maintenance of Records and Audit Rights..............................12

4.       QUALITY CONTROL...............................................................12
         4.1      Program Restrictions.................................................12
         4.2      Advertising and Home Shopping Restrictions...........................13
         4.3      Compliance with Program Supply Agreement.............................13
         4.4      Inspection Rights....................................................13

5.       TITLE AND PROTECTION OF THE TRADEMARKS; USE OF THE TRADEMARKS.................13
         5.1      Title................................................................13
         5.2      Form.................................................................14
         5.3      Maintenance of Distinctive Quality of Trademarks.....................14
         5.4      Advertising and Publicity............................................14
         5.5      Licensee Web Sites...................................................15

6.       OWNERSHIP OF THE TRADEMARKS...................................................15
         6.1      Prosecution and Maintenance of Trademarks............................15
         6.2      Cooperation of Licensee..............................................15
         6.3      Covenant of Licensee.................................................16
         6.4      Covenant of Licensor.................................................16
         6.5      Cooperation of Parties to Register Trademarks........................16

7.       INFRINGEMENTS.................................................................16
         7.1      Notice...............................................................16
         7.2      Control of Proceedings...............................................16
         7.3      Procedures and Costs.................................................17

8.       REPRESENTATIONS AND WARRANTIES................................................17
         8.1      By Licensor..........................................................17
         8.2      By Licensee..........................................................17

9.       INDEMNIFICATION...............................................................17
         9.1      By Licensor..........................................................17
         9.2      By Licensee..........................................................18
         9.3      Procedure............................................................18
         9.4      Survival.............................................................19

10.      TERMINATION...................................................................19
         10.1     Expiration of Term...................................................19
         10.2     Early Termination on Breach..........................................19

11.      EFFECTS OF TERMINATION........................................................20
         11.1     Survival of Obligations..............................................20
         11.2     Termination of Rights................................................20
         11.3     Further Assurances...................................................20

12.      EQUITABLE RELIEF..............................................................20

13.      DISPUTE RESOLUTION............................................................20
         13.1     General Agreement Regarding Dispute Resolution.......................20
         13.2     Notification and Negotiation.........................................21
         13.3     Mediation............................................................21
         13.4     Arbitration..........................................................21
         13.5     Damages..............................................................21
         13.6     Statute of Limitations...............................................21
         13.7     Confidential Negotiations............................................21

14.      MISCELLANEOUS.................................................................22
         14.1     Binding Effect; No Assignment........................................22
         14.2     Invalidity...........................................................22
         14.3     Waivers, Remedies Cumulative, Amendments.............................22
         14.4     Notices..............................................................23
         14.5     Governing Law........................................................24
         14.6     Service of Process; Forum............................................24
         14.7     Additional Provisions to Enforce Awards..............................24
         14.8     Entire Agreement.....................................................24
         14.9     Rules of Construction................................................24
         14.10    Counterparts.........................................................24
         14.11    Relationship Between the Parties.....................................25
         14.12    Time is of the Essence...............................................25

SCHEDULE I
CURRENT TRADEMARKS

SCHEDULE II
REGISTERED AND PENDING TRADEMARKS IN THE TERRITORY

SCHEDULE III
LICENSOR'S EXISTING TRADEMARK AGREEMENTS
TO BE ASSIGNED TO LICENSEE




         THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made and entered into on August 31, 1999, between PLAYBOY ENTERPRISES INTERNATIONAL, INC., a Delaware corporation (the "Licensor") and PLAYBOY TV INTERNATIONAL, LLC, a Delaware limited liability company (the "Licensee").

                                  RECITALS

         WHEREAS, Licensor is the owner of certain rights in and to certain Trademarks as defined below and identified in Schedule I hereto;

         WHEREAS, Licensor wishes to permit Licensee to use the Trademarks in connection with the operation of its business, pursuant to the Operating Agreement and the Program Supply Agreement (each, as defined below), on the terms and subject to the conditions of this Agreement; and

         WHEREAS, Licensee acknowledges the reputation and quality of goods and services heretofore sold or distributed under the Trademarks and Licensor's desire to safeguard, promote and enhance that reputation by ensuring the future quality of goods and services sold or distributed under the Trademarks.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound, the parties agree as follows:

1.       DEFINITIONS.

         In this Agreement (including the Recitals hereto) the following terms will have the following meanings:

         "Additional Marks" has the meaning set forth in Section 2.9.

         "AdulTVision Content Category" means Channels and programming consistent with the AdulTVision channel as operated by PEGI in the United States prior to March 15, 1999 and expressly includes any program supplied under the Program License Agreement that is branded with an "AdulTVision" (or variation thereof) Trademark. The AdulTVision Content Category expressly excludes any programming supplied under the Program License Agreement or Supplemental Program that is branded with a "Playboy" (or variation thereof) Trademark.

         "Affiliate" means any Person, directly or indirectly through one or more intermediaries, controlling of, controlled by, or under common control with the specified Person. The term "control" (and "controlled" and "controlling," respectively), as used in the immediately preceding sentence, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified Person (whether by the holding of shares or other equity interests, the possession of voting or contract rights or otherwise). Notwithstanding the foregoing, Licensee will not be deemed to be an Affiliate of Licensor, PEGI, or VSI.

         "Agreement Outline" means the Playboy TV International, LLC Agreement Outline dated as of December 16, 1998, as amended.

         "After Tax Basis" means a basis such that any payment (the "Original Payment") received or deemed to have been received by a Person (the "recipient") will be supplemented by a further payment to the recipient so that the sum of the two payments will equal the Original Payment, after taking into account (x) all taxes that would result from the receipt or accrual of such payments, if legally required, and (y) any reduction in taxes that would result from the deduction of the expense indemnified against, if legally permissible. In the event that the expense indemnified against is used to reduce taxes by way of amortization or depreciation, payments made on an After Tax Basis will be refunded in each taxable year of the recipient in which such expense is deductible in an amount equal to the sum of (i) the tax savings attributable to such deduction plus (ii) any reduction in taxes that would result from the deduction of any amounts described in clause (i) as increased hereby. All payments hereunder will be calculated on the assumptions that the recipient was subject to tax at the highest marginal rates of tax applicable to such class of taxpayer and that it could benefit from the deduction of any expense at such rate of tax. In the event that a taxing authority will treat any indemnification payment as not includible in gross income or disallow any deduction taken into account hereunder, the indemnification will be recomputed and further payments or refunds made.

         "BMI" means Bloomfield Mercantile, Inc., a Panama corporation.

         "Channels" means the television channels owned or operated in the Media by Licensee, or its subsidiaries, now or in the future (each, a "Channel").

         "Company Programming" has the meaning set forth in the Program Supply Agreement.

         "Content Category"means the Playboy Content Category, the Spice Content Category or the AdulTVision Content Category, as applicable.

         "End Date" means the date on which the license granted hereunder terminates, whether as the result of the expiration of the term or as the result of any earlier termination pursuant to Section 10.

         "Existing Library Programs" has the meaning set forth in the Program Supply Agreement.

         "Fiscal Year" means the calendar year. "Fiscal Year 1" means the first fiscal year of the Licensee, "Fiscal Year 2" means the second fiscal year, and so on.

         "Funding Date" means the date on which PEGI and Lifford make their respective initial cash capital contributions to the Licensee pursuant to
Section 3.1 of the Operating Agreement.

         "Japan Venture" means The Playboy Channel Japan, Inc., a company formed under the laws of Japan.

         "Licensee" has the meaning set forth in the Introduction, or such successor or assignee as may be permitted herein.

         "Licensee Indemnified Parties" has the meaning set forth in
Section 9.1.

         "Licensee Originated Marks" has the meaning set forth in Section
2.6.

         "Licensee Web Sites" has the meaning set forth in Section 5.5.

         "Licensor" has the meaning set forth in the Introduction or such successor or assignee as may be permitted herein.

         "Licensor Indemnified Parties" has the meaning set forth in
Section 9.2.

         "Lifford" means Lifford International, Ltd., an international business company formed under the laws of the British Virgin Islands.

         "Losses" has the meaning set forth in Section 8.1.

         "Media" means all forms of television exhibition, transmission and distribution whether now existing or developed in the future and whether on a subscription, pay-per-view or free basis, including but not limited to the following: (i) conventional VHF or UHF television broadcast, (ii) basic cable and pay cable, (iii) "over the air pay" subscription television
(STV), (iv) direct broadcasting by satellite (DBS), (v) master antenna television systems (MATV), (vi) multipoint distribution services (MDS),
(vii) multichannel multipoint distribution services (MMDS), (viii) satellite master antenna televisions systems (SMATV), and (ix) microwave transmission; provided, however, that Media will exclude, to the extent applicable, distribution of programs by Streaming (as defined below) through any form of television.

         "Net Channel Revenues" has the meaning set forth in Section 3.1.

         "New Venus" means the new entity or entities to be formed by Licensee and Imagen Satelital, S.A. pursuant to the Operating Agreement.

         "Operating Agreement" means the Operating Agreement for Playboy TV International, LLC, entered into concurrently herewith, as may be amended from time to time.

         "PEGI" means Playboy Entertainment Group, Inc., a Delaware corporation and a member of Licensee.

         "Person" means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, association or any other entity.

         "Playboy Content Category" means Channels and programming consistent with the "Playboy" channel as operated by PEGI in the United States and expressly includes any program supplied under the Program License Agreement that is branded with a "Playboy" (or variation thereof) Trademark. The Playboy Content Category expressly excludes any programming supplied under the Program License Agreement or Supplemental Program that is branded with a "Spice" (or variation thereof) Trademark or an "AdulTVision" (or variation thereof) Trademark.

         "Program Supply Agreement" means the Program Supply Agreement between PEGI and Licensee, executed concurrently herewith, as may be amended from time to time.

         "Proposed Activity" has the meaning set forth in Section 2.7.

         "PTVLA Trademark License Agreement" means the Trademark License Agreement entered into as of November 10, 1998 (effective as of June 14,
1996) between Licensor and Playboy TV-Latin America, LLC.

         "Reference Rate" means the reference rate as set by BankAmerica from time to time.

         "Remediable Breach" has the meaning set forth in Section 9.2.

         "Spice Content Category" means Channels and programming consistent with the "Spice" channel as operated by PEGI in the United States and expressly includes any program supplied under the Program License Agreement that is branded with a "Spice" (or variation thereof) Trademark. The Spice Content Category expressly excludes any programming supplied under the Program License Agreement or Supplemental Program that is branded with a "Playboy" (or variation thereof) Trademark.

         "Streaming" means * * *

         "Supplemental Programs" has the meaning set forth in the Operating Agreement.

         "Termination Date" has the meaning set forth in Section 10.2.

         "Territory" means the World, except for the United States and Canada and their territories and possessions worldwide.

         "Threshold Revenues" has the meaning set forth in Section 3.1.

         "Trademark License Fee" means the fees payable by Licensee in consideration of the rights granted hereunder, which fees will be paid in the form of the Initial Trademark License Fee and the Annual Trademark License Fee, each as defined in Section 3.1.

         "Trademarks" means the trademarks identified on Schedule I hereto (which Schedule identifies the Trademarks by applicable Content Category), the URL or domain name of any Licensee Web Sites and any Additional Marks (each of which will be identified with a Content Category by Licensor).

         "Trade Materials" means trade presentations, business cards, invoices, stationery and other similar printed matter reflecting the names under which Licensee conducts business as permitted under the Operating Agreement.

         "VSI" means Victoria Springs Investments Ltd., a British Virgin Islands corporation and a member of Licensee.

2.       GRANT OF LICENSE.

         2.1 Grant of Exclusive License.

               (a) Upon and subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, an exclusive license throughout the Territory to use the Trademarks in connection with (i) the operation and distribution of the Channels, (ii) the sub-licensing of Company Programming (other than acquired Supplemental Programs) to third parties, and (iii) non revenue-generating business activities which are ancillary and related to the activities described in (i) and (ii), including but not limited to Trade Materials and the promotion of the Channels and related marketing, distribution and advertising activities; provided, that promotion or marketing over the internet will be limited to the Licensee Web Sites. In addition to the Trademarks, Licensor grants to Licensee, and Licensee hereby accepts, a limited license to use such additional trademarks of Licensor (e.g., "Playmate of the Month") as are included in the programs provided by PEGI under the Program Supply Agreement, which license will be limited solely to customary presentation and logo credits in the title and end credits sequences of such programs and credit blocks in advertising therefor. Notwithstanding the above, Licensee's exclusivity will not apply to: (i) customary presentation and logo credits in the title and end credits sequences of programs licensed to others as permitted in the Program Supply Agreement and credit blocks in advertising therefor; (ii) use of the Trademarks in any television service which is not intended for general reception in the Territory but which is received in the Territory due to unintentional spillover; or (iii) PEGI's right to use the "Playboy" name and logos in connection with the operation of a * * * as defined in and pursuant to the terms of the Operating Agreement. Licensee acknowledges that the Content Categories represent distinct content, style and production values and Licensee will not use, and will not have the right to permit any other Person to use, any Trademark for a use outside its designated Content Category.

               (b) During the term of this Agreement, Licensor will not itself use or authorize any other Person to use the Trademarks or any confusingly similar designation in connection with any television channel or service in the Territory or the distribution of any programming in the Media in the Territory. In the event that Licensor (or any of its Affiliates) licenses, or directly uses, any of the Trademarks in the Territory in connection with an activity which is not included in the license granted to the Licensee hereunder, but which activity is likely to harm Licensee, the Channels, or Licensee's rights under this Agreement or the Program Supply Agreement (taking into account local customs in the region of the Territory where such activity is being conducted), Licensee may object to such other license or use. In the event that Licensee so objects, Licensor and Licensee will attempt in good faith to resolve any such objection.

               (c) Notwithstanding the previous paragraphs of this Section 2.1, Licensee acknowledges that until Playboy TV-Latin America, LLC is contributed to it, Licensee's rights in the Trademarks will be limited by and subject to the rights under the PTVLA Trademark License Agreement.

         2.2 PEGI's Assignment of Local Revenues Under Existing Trademark Licenses. To the extent that Licensor (or its Affiliates) has granted existing trademark licenses to third parties in connection with PEGI's licensing of Library Programs to such parties in the Territory, and such trademark licenses include a separate license fee or other payment relating to the trademark license, Licensor hereby assigns to Licensee all of its rights to receive license fees or other payments thereunder with respect to periods from and after July 1, 1999 and any rights relating to the accounting for and collection of such license fees or other payments. A complete list of such existing trademark license agreements is set forth in
Schedule III. Licensor does not assign, and expressly reserves for itself, all rights of approval and control over the licensed trademarks and all remedies for breach of the permitted uses of the trademarks pursuant to such trademark licenses and any other license of trademarks ancillary to the licensing of Company Programming (as provided in the Program Supply Agreement).

         2.3 Supplemental Programs. The license granted hereunder includes the Licensee's (and its subsidiaries') right to place the Trademarks on Supplemental Programs produced by Licensee.

         2.4 All Other Rights Retained by Licensor. All rights not expressly granted to Licensee hereunder are reserved to Licensor for its own use and benefit and, in its sole discretion to grant to one or more other Persons.

         2.5 Restriction on Sub-Licensing. Licensor acknowledges that for Licensee to conduct its business Licensee will need to procure licenses of the Trademarks for use by systems operators and other distributors of the Channels and by other licensees of the Company Programming for the purposes of distributing, marketing or advertising such Channels or Company Programming, (each, a "Permitted Sublicensee"). Licensee acknowledges that New Venus will not be a Permitted Sublicensee and that Licensor will enter into a separate trademark license agreement with New Venus as provided in the Operating Agreement. Licensor agrees that it will enter into trademark sublicense agreements with Licensee and Permitted Sublicensees. The terms of such sublicense agreements will be consistent with Licensor's customary practices for licenses of similar scope and will provide Licensor with rights of approval and control reasonably satisfactory to Licensor; provided, that the license fee or other payment terms will be in the discretion of Licensee. To facilitate the foregoing, Licensor and Licensee will develop standard form licensing agreements as soon as reasonably practicable following the date hereof. The Licensee will not otherwise sub-license any of the Trademarks without the prior written consent of Licensor.

         2.6 Duration of License. The license granted under Section 2.1 will continue in force until the expiration or termination of this Agreement in accordance with the provisions of Section 10.

         2.7 Licensee's * * * If Licensor (or any of its affiliates) proposes to enter into a new license of the Trademarks in any region of the Territory for any use other than those covered by this Agreement (other than with respect to any addition of the "Playboy" Magazine or an option or renewal of a license granted prior to the commencement of the Agreement) (a "Proposed Activity"), * * *. The provisions of this Section 2.7 will not apply in the event that Licensor (or its Affiliate) determines to engage directly in an activity in any region of the Territory.

         2.8 Restrictions on Modifications of Trademarks. Licensee will not use, cause or authorize to be used any word, device, design, slogan or symbol confusingly similar to any of the Trademarks. Without limiting the generality of the foregoing, during the term of this Agreement, the following will not be used by Licensee, including but not limited to use on or in connection with the Channels or the Company Programming without, in each case, Licensor's prior written approval:

               (a) permutations of any or all of the Trademarks; or

               (b) secondary or combination marks including or derived from any of the Trademarks; or

               (c) new words, devices, designs, slogans or symbols derived from any of the Trademarks; or

               (d) new words, devices, designs, slogans or symbols created especially for use with the Channels or the Company Programming as part of the Channels which do not derive from, include or represent a permutation of any of the Trademarks ("Licensee Originated Marks").

               Notwithstanding the foregoing, Licensor will not withhold consent for (i) any permutation of any Trademark that is modified to include a geographic location within the Territory (e.g., "Spice Channel Norway") for use of such permutation within the identified geographic location; and (ii) any Licensee Originated Mark unless it reasonably determines that such Licensee Originated Mark or Licensee's intended use thereof would be detrimental to the Trademarks or Licensor. Upon termination of this Agreement, Licensee will immediately cease all use of any Licensee Originated Marks and ownership of such Licensee Originated Marks will vest equally with Licensee and Licensor; provided that neither Licensor nor Licensee will make any use of any such Licensee Originated Marks without the prior written consent of the other.

         2.9 Additional Marks. Licensor hereby agrees to include as Trademarks licensed hereunder in the applicable Content Category (i) any trademarks or permutations, secondary, combination or derivative marks owned by Licensor and used in connection with the broadcast, transmission, advertising or promotion of the Playboy Channel, the Spice Channel or AdulTVision television services in the United States provided that the same are, in Licensor's reasonable determination, at such time applicable to the respective Channels or Company Programming, as the case may be, and are available for use by Licensee pursuant hereto and are available for registration by Licensor in regions of the Territory in which Licensee intends to use such trademarks, and (ii) any other mark to which Licensor consents pursuant to Section 2.8 above (all of such marks are collectively referred to as the "Additional Marks"). The parties understand and agree that, notwithstanding anything to the contrary contained herein, no Additional Marks or Licensee Originated Marks will be subject to any of the representations, warranties or protection, maintenance or indemnification obligations of Licensor hereunder and that if in Licensor's reasonable discretion based on Licensee's use in the Territory of such Additional Marks Licensor elects to register any such Additional Marks in the Territory, Licensee will reimburse Licensor for the costs of such registration and the maintenance thereof during the term of this Agreement. Licensee will at Licensor's request register and maintain any Licensee Originated Mark that Licensor approves pursuant to Section 2.8.

3.       TRADEMARK LICENSE FEE.

         3.1 Trademark License Fee for Trademarks. The license fee for the trademark license granted hereunder for Fiscal Year 1 through the end of Fiscal Year 10 (the "Initial Trademark License Fee") is included in the Rights Acquisition Fee described in the Operating Agreement. Commencing in Fiscal Year 11 and for each Fiscal Year through the End Date, the Licensee will pay to Licensor a trademark license fee (the "Annual Trademark License Fee") calculated as a percentage of Net Channel Revenues (as defined below) as compared to Net Channel Revenues generated in Year 10 ("Threshold Revenues"). Beginning in Fiscal Year 11, the Annual Trademark License Fee for a given year will equal the sum of the following: (a) * * * of Net Channel Revenues that exceed Threshold Revenues (up to $50,000,000 in excess of Threshold Revenues), plus (b) * * * of Net Channel Revenues that exceed the sum of Threshold Revenues plus $50,000,000. "Net Channel Revenues" will mean, for a given Fiscal Year, all revenues received by the Channels during such year, as reflected in the audited year end statements of each Channel or the License, as applicable; provided, that for any Fiscal Year in which Licensee owns less than 50% of the Japan Venture, revenues received by the Japan Venture will be excluded from the calculation of Net Channel Revenues and Threshold Revenues.

         3.2 Payment Terms.

               (a) The Initial Trademark License Fee will be payable by Licensee in accordance with the terms of payment of the Rights Acquisition Fee as set forth in the Operating Agreement.

               (b) The Annual Trademark License Fee payable for Fiscal Year 11 and for each subsequent Fiscal Year through the End Date will be payable as follows: (i) Licensee will pay to Licensor an estimate of the Annual Trademark License Fee for each Fiscal Year within thirty (30) days after the end of such Fiscal Year, which will be calculated based on Licensee's unaudited financial statements for the such Fiscal Year; and (ii) Licensee will calculate the final Annual Trademark Licensee Fee for such Fiscal Year within thirty (30) days after the delivery of the Licensee's audited financial statements for the relevant Fiscal Year and a "true-up" payment will by paid by Licensee or Licensor, as appropriate to reconcile any underpayment or overpayment of the Annual Trademark Licensee Fee.

               (c) Payments of the Annual Trademark License Fee will be made by wire transfer of immediately available funds, net of any withholding required by applicable law. Licensor will from time to time designate one or more accounts into which such payments will be made and may designate one or more Affiliates to receive such payments.

               (d) Any payment not made within thirty (30) days of its due date will bear interest from the date due to and including the date payment in full is made at the Reference Rate in effect on the date payment was due.

               (e) The Annual Trademark License Fee will be paid in U.S. Dollars. To the extent the calculation of the Annual Trademark License Fee is based on revenues received in other currencies, such revenues will be calculated using the exchange rate published in the Wall Street Journal, as of the last day of the Fiscal Year for which such payment applies.

         3.3 Maintenance of Records and Audit Rights.

               (a) Licensee will keep accurate books of account and records covering all transactions relating to or arising out of this Agreement. Licensee will permit Licensor and its nominees, employees, accountants, agents and representatives to (i) have reasonable access to and inspect such books and records during normal business hours upon reasonable notice, and (ii) to conduct an examination of all such books and records. Licensee will maintain in good order and condition all such books and records for a period of two (2) years after the expiration of the term of this Agreement or the earlier termination of this Agreement, or, in the event of a dispute between the parties hereto, until such dispute is resolved, whichever date is latest. Receipt or acceptance by Licensor of any sums paid by Licensee hereunder will not preclude Licensor from exercising its rights hereunder.

               (b) If an inspection or examination referred to in paragraph
(a) above discloses, or Licensor or Licensee otherwise discovers, an underpayment of an Annual Trademark License Fee, the amount of such underpayment plus interest thereon from the date of underpayment to and including the date of payment in full at the Reference Rate in effect on the date payment was due will be paid by Licensee to Licensor not later than thirty (30) days after determination thereof. If such underpayment by Licensee is in excess of ten percent (10%) of the aggregate fee earned during any period under inspection, Licensee will, in addition to paying Licensor the amount of such underpayment plus interest, reimburse Licensor for all reasonable costs and expenses of conducting such inspection or examination.

               (c) If an inspection or examination referred to in paragraph
(a) above discloses, or Licensor or Licensee otherwise discovers, an overpayment of an Annual Trademark License Fee, the amount of such overpayment will be credited against future payments owed by Licensee, unless the period for which the overpayment was made is the final period covered by this Agreement, in which case the amount of the overpayment will be paid by Licensor to Licensee within thirty (30) days after determination thereof.

4.       QUALITY CONTROL.

         All Company Programming and other material transmitted by Licensee or licensed to third parties will comply with the specifications set forth in this Section 4.

         4.1 Program Restrictions. Although the Company Programming will depict nudity and will allow strong or explicit language, Licensee is prohibited from transmitting or licensing and covenants that it will not permit the transmission or licensing of scenes or other material depicting any of the following: (i) the glorification of violence or gratuitous violence; (ii) rape, non-consensual intercourse or other non-consensual sexual activity; (iii) bondage, incest, sadism or masochism, bestiality, extreme sexual explicitness or the graphic close-up of genitals; or (iv) child pornography, including, without limitation, instances where an actor is the legal age for consent but is portrayed as under the legal age for consent. In that regard, no actor will appear nude or engaged in sexual conduct in any Company Programming who is not at least eighteen (18) years of age. Notwithstanding the foregoing, the standards applied by PEGI from time to time for the "Playboy TV" and "Spice" channels in the United States will be the controlling standards for the applicable Content Category and any materials transmitted by PEGI on either the "Playboy TV" or "Spice" channels (or supplied by PEGI pursuant to the Program Supply Agreement) will be deemed acceptable for transmission by the Licensee on its "Playboy" or "Spice" Channels, respectively.

         4.2 Advertising and Home Shopping Restrictions. All advertising transmitted on the Channels and all direct marketing activities conducted on the Channels will comply with the specifications set forth in this
Section 4.2 and all applicable laws and regulations in the Territory. Licensee will not transmit advertising or direct marketing programs which advertise or promote any of the following: (i) firearms (or advertisements from any gun lobby organization) and other weapons, explosives or fireworks; (ii) massage parlors, telephone sex lines, real time interactive internet sex services, sex clubs, sexually explicit audio-visual products (e.g., X-rated or similar "hard core" videos), sex toys, materials depicting graphic sexual conduct or depicting any matter subject to the restrictions set forth in Section 4.1 above; (iii) classified advertising, including, but not limited to, psychics or similar persons or services;
(iv) religious organizations and cults; or (v) magazines featuring nudity which compete with any edition of the "Playboy" magazine in the Territory (or any product or service carrying the brand of any such magazine). Further, Licensee will not advertise or promote the Channels or otherwise use the Trademarks in any Media in connection with any of the foregoing. Notwithstanding the foregoing, any advertising or direct marketing programs provided by PEGI under the Program Supply Agreement or otherwise expressly approved by PEGI will be deemed acceptable for transmission over a Channel.

         4.3 Compliance with Program Supply Agreement. In addition to and not by way of limitation of Sections 4.1 or 4.2 above, all Company Programming and other material transmitted by Licensee will comply with the terms and conditions of the Program Supply Agreement.

         4.4 Inspection Rights. Licensee will submit all new advertising and other uses of the Trademarks (including any Supplemental Program) for Licensor's approval at least ten (10) days in advance of the proposed use, or, in the case of advertisements, at least ten (10) days in advance of the media deadline for submission of the proposed advertisements. If Licensor does not reply to any such submission within ten (10) days, such submission will be deemed approved.

5.       TITLE AND PROTECTION OF THE TRADEMARKS; USE OF THE TRADEMARKS.

         5.1 Title. Licensee hereby acknowledges that except for the license expressly granted in this Agreement, Licensee has not acquired and will not acquire any rights, title or interest in the Trademarks by reason of this Agreement and further acknowledges each of the following: the great value of the goodwill associated with the Trademarks; the worldwide recognition thereof; that the proprietary rights therein (including, without limitation, all rights that Licensor may have by virtue of international agreements that protect famous marks and common law rights) and the goodwill associated therewith, as between Licensor and Licensee, are solely owned by and belong to Licensor; that the Trademarks and other related words, devices, designs and symbols are inherently distinctive or have secondary meaning firmly associated in the mind of the general public with Licensor, its subsidiaries and Affiliates and its or their activities; and that all additional goodwill associated with the Trademarks created through the use of such Trademarks by Licensee will inure to the sole benefit of Licensor. Licensee agrees not to use the Trademarks in any manner which, directly or indirectly, would dilute, demean, ridicule or otherwise tarnish the image of the Trademarks or Licensor or any of its Affiliates. During and after the term hereof, Licensee will not:

               (a) attack or question the validity of, or assist any individual or entity in attacking or questioning, the title or any rights of or claims by any or all of Licensor, and its Affiliates and their respective licensees and sub-licensees, in and to the Trademarks or any other trademark, intellectual property or intangible property of Licensor or its Affiliates;

               (b) directly or indirectly seek for itself or assist any third party to use or acquire any rights, proprietary or otherwise, in any patent, trademark, copyright or such other intellectual or intangible property associated or connected with Licensor, its Affiliates, their publications, published material or activities, without, in each case, the prior express written consent of Licensor;

               (c) in any way seek to avoid Licensee's duties or obligations under this Agreement because of the assertion or allegation by any individual or entity that any or all of the Trademarks are invalid or by reason of any contest concerning the rights of or claimed by Licensor; or

               (d) file or prosecute one or more trademark applications in connection with Licensee's use or intended use of the Trademarks or any mark or designation of any kind that is confusingly similar to or dilutive of the Trademarks, unless expressly requested to do so in writing by Licensor.

         5.2 Form. Licensee will use the Trademarks in the form stipulated by Licensor and will include such trademark and copyright notices as Licensor may request in connection with the protection of Licensor's ownership of the Trademarks. Licensee will also observe all reasonable directions given by Licensor as to colors and size of the representations of the Trademarks and their manner and disposition in connection with the Company Programming.

         5.3 Maintenance of Distinctive Quality of Trademarks. The use of the Trademarks by Licensee will at all times be in keeping with and seek to maintain their distinctiveness and reputation as determined by Licensor.

         5.4 Advertising and Publicity. Licensee will have the right to develop and distribute in the Territory advertising, publicity and promotional materials relating to the Channels and the Company Programming as part of the Channels, including advertising telecasts of the Company Programming or any person appearing therein (unless Licensor has specifically notified Licensee to the contrary) and the sub-licensees of the Company Programming as set forth in Section 2.3 will have the right to develop and distribute advertising, publicity and promotional materials relating to the Company Programming they have sub-licensed; provided, however, that any such materials (other than material obtained directly from Licensor) will comply with the following restrictions:

               (a) all such materials will comply with the restrictions set forth in Section 4.2 and be subject to Licensor's approval rights pursuant to Section 4.4;

               (b) all such materials will clearly identify the Trademarks with a legible credit line with the wording "`Playboy' (or the `Rabbit Head Design', etc.) is the mark of and used with the permission of Playboy Enterprises International, Inc." or similar words as Licensor may designate from time to time; and

               (c) in no event may any advertising, publicity or promotional material using the names of Licensor or any of its Affiliates, the name of any program supplied under the Program License Agreement or the name of any person appearing in a program licensed under the Program License Agreement be used to constitute an endorsement or any party, sponsor, product or service.

Other than as expressly set forth in this Agreement, Licensee will make no use of the Trademarks or any confusingly similar designation without the prior express written consent of Licensor. Licensee similarly agrees that it will not authorize or purport to authorize any third party to make any such use and, if Licensor's consent thereto is obtained in accordance with
Section 2.5, it will expressly provide in any applicable third party agreements that such third parties will only be entitled to use such names and marks on material supplied to them by Licensee in accordance with Licensee's rights hereunder.

         5.5 Licensee Web Sites. Licensee will have the right to create and maintain web sites which are designed for the purpose of promoting one or more of the Channels and that are created and maintained in accordance with the Operating Agreement (the "Licensee Web Sites"). The materials included on the Licensee Web Sites will comply with all restrictions set forth in this Agreement, including but not limited to Section 4.2, 4.4 and 5.3 hereof. Licensor will own the URL and domain name for each Licensee Web Site.

6.       OWNERSHIP OF THE TRADEMARKS.

         6.1 Prosecution and Maintenance of Trademarks. Licensor will pay all renewal fees and take such other actions as are necessary to prosecute the applications for and maintain the registrations of the Trademarks set forth in Schedule I throughout the Territory during the term of this Agreement.

         6.2 Cooperation of Licensee. Licensee will on request give to Licensor or its authorized representative any information as to its use of the Trademarks which Licensor may require and will during the term of this Agreement render any assistance reasonably required by Licensor in registering and maintaining the registrations of the Trademarks.

         6.3 Covenant of Licensee. Licensee will not make any representation or do any act to the effect that it has any right, title or interest in or to the ownership or use of any of the Trademarks except pursuant to this Agreement.

         6.4 Covenant of Licensor. Licensee acknowledges that the Trademarks are not registered for the Media in each country of the Territory. Schedule II lists each country in the Territory where Licensor has obtained a trademark registration or has an application for such registration pending. Licensor will make all reasonable efforts to obtain trademark registrations in additional countries in the Territory as reasonably requested by Licensee. To facilitate the foregoing, Licensee will provide Licensor with written notice indicating the Trademarks and countries where Licensee wishes Licensor to obtain trademark registrations, which will be prioritized by Licensee in accordance with the timing and scope of its anticipated activities in such countries. Licensor makes no representation or warranty that it can obtain the requested trademark registrations in any such country.

         6.5 Cooperation of Parties to Register Trademarks. Each party will, if reasonably requested by the other, do all such acts and execute all such documents as may be necessary to confirm the license granted hereunder in respect of any of the Trademarks and to record Licensee as a registered user of the registered Trademarks on the trademarks register throughout the Territory. Licensee hereby agrees that any such entry with respect to any Channel or other activity of Licensee on any trademark register may be canceled by Licensor on termination of this Agreement with respect to such Channel or other activity of Licensee, for whatever reason, and that it will assist Licensor insofar as may be necessary to achieve such cancellation including by executing any necessary documents.

7.       INFRINGEMENTS.

         7.1 Notice. Each party will as soon as it becomes aware thereof give the other written notice of (i) any use or proposed use by any other Person of a trade name, trademark or trade dress or mode of promotion or advertising which amounts or might amount either to infringement in the Territory of Licensor's rights in connection with the Trademarks or to passing-off in the Territory, and (ii) any allegation or claim by any other Person that any of the Trademarks are invalid within the Territory or that use of any of the Trademarks infringes any rights of another party or that any of the Trademarks are otherwise attacked or open to attack within the Territory.

         7.2 Control of Proceedings. Licensor will have the sole right to control and conduct all proceedings relating to any claim or suit arising out of or relating to any of the matters described in Section 7.1 and to decide what action (if any) to take in respect thereof. Licensee expressly covenants no discussions by Licensee whatsoever with any and all claimants and litigants, no compromise or settlement by Licensee of any claim or suit and no negotiations by Licensee with respect to any compromise or settlement will be had, made or entered into without the prior written approval of Licensor.

         7.3 Procedures and Costs. Licensor will bear the cost of all proceedings pursuant to this Section 7 and will be entitled to retain any damages recovered pursuant to such proceeding. Licensee will provide any assistance reasonably requested by Licensor, and Licensee will agree to being joined as a party in any such proceeding at the request of Licensor. The parties may mutually agree to jointly conduct and control any such proceeding, in which case the costs and proceeds thereof will be borne equally by the parties.

8.       REPRESENTATIONS AND WARRANTIES

         8.1 By Licensor. Licensor represents and warrants that, except as set forth in the Schedules hereto (i) it is duly authorized to enter into the transactions contemplated by this Agreement; (ii) this Agreement is a valid and binding obligation of Licensor, enforceable against it in accordance with its terms; (iii) the performance of Licensor's obligations hereunder does not violate any agreement, law, rule or regulation binding on Licensor or Licensor's charter documents; (iv) it has, and will continue to have, all rights in and to the Trademarks necessary to fulfill its obligations hereunder; (v) except for the licenses between Licensor and third parties listed in Schedule III or ancillary to the licensing of Company Programming (as provided in the Program Supply Agreement), the use of the Trademarks by Licensee as contemplated herein will not infringe on the rights of third parties; (vi) the trademark licenses between Licensor and third parties which Licensor is assigning to Licensee are valid, enforceable and assignable, the licensees under such licenses have not pre-paid the license fees, if any, due thereunder (except in accordance with the terms of such licenses), and, to the best of Licensor's knowledge and belief, such licensees do not have any claims, offsets or defenses which are adverse to Licensee's rights hereunder; and (vii) Licensor has disclosed all material information relating to the rights granted hereunder, and that all such information is true and correct to the best of Licensor's knowledge and belief.

         8.2 By Licensee. Licensee represents and warrants that: (i) it is duly authorized to enter into the transactions contemplated by this Agreement; (ii) this Agreement is a valid and binding obligation of Licensee, enforceable against it in accordance with its terms; (iii) the performance of Licensee's obligations hereunder does not violate any agreement, law, rule, or regulation binding on Licensee or Licensee's charter documents; and (iv) it will not use the Trademarks except as authorized by this Agreement.

9.       INDEMNIFICATION.

         9.1 By Licensor. Licensor will indemnify and hold harmless Licensee, and its respective members, managers, directors, officers, shareholders, employees, agents, representatives and Affiliates (collectively, the "Licensee Indemnified Parties"), on an After Tax Basis, from and against all claims, losses, damages (including loss of profits and consequential damages awarded to unrelated third parties, if any, but excluding loss of profits and consequential damages otherwise suffered by the Licensee Indemnified Parties), expenses, judgements, costs and liabilities (including reasonable attorneys' fees and costs) (collectively, "Losses") incurred by the Licensee Indemnified Parties arising from Licensor's breach of any obligation, representation or warranty contained in this Agreement, including any Losses resulting from any claim of infringement or misappropriation relating to Licensee's authorized use of the Trademarks, but excluding any Losses resulting from the use of any Trademark in a country where Licensor has not obtained a trademark registration relating to the Media, does not have a pending application for such registration or where a pending application is not sufficient, under the laws of such country, to permit the grant of licensed rights hereunder. Notwithstanding the foregoing, any claims for indemnification that Licensee Indemnified Parties may have pursuant to this Section 9.1 will exclude claims based on information known by BMI (or its Affiliates) as of the Funding Date, whether or not such information formed the basis of issues raised by BMI during Due Diligence (as defined in the Operating Agreement) and whether or not asserted prior to the Walk Away Notice (as defined in the Operating Agreement) or thereafter. In the event of a dispute regarding a claim for indemnification, the Licensee Indemnified Party will have the burden or proof in establishing the validity and amount of the claims and Licensor will have the burden or proof in establishing any defense to such claim, including but not limited to a defense asserted by Licensor that BMI (or its Affiliates) had knowledge of the requisite facts.

         9.2 By Licensee. Licensee will indemnify and hold harmless Licensor and its directors, officers, shareholders, employees, agents, representatives and affiliates (collectively, the "Licensor Indemnified Parties"), on an After Tax Basis, from and against all Losses incurred by the Licensor Indemnified Parties arising from Licensor's breach of any obligation, representation or warranty contained in this Agreement, including Losses resulting from any unauthorized use by Licensee or any of its authorized sub-licensees of the Trademarks.

         9.3 Procedure. If a claim by a third party is made against an indemnified party, the indemnified party will promptly notify the indemnifying party of such claim. Failure to so notify the indemnifying party will not relieve the indemnifying party of any liability which the indemnifying party might have, except to the extent that such failure materially prejudices the indemnifying party's legal rights. The indemnifying party will have thirty (30) days after receipt of such notice to undertake, conduct and control through counsel of its own choosing (subject to the approval of the indemnified party, such approval not to be unreasonably withheld) and at its expense, the settlement or defense of such claim, and the indemnified party will cooperate with the indemnifying party in connection therewith; provided, however, that (i) the indemnifying party will permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel will be borne by the indemnified party and (ii) the indemnifying party will reimburse the indemnified party for the full amount of any Loss resulting from such claim and all related expenses incurred by the indemnified party within the limits of this
Section 9 as such are incurred. If the indemnifying party does not notify the indemnified party within thirty (30) days after actual receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof (which may be with a reservation of rights by such indemnifying party) or so notifies the indemnified party but fails to undertake or maintain such defense promptly and in good faith so that a default is threatened, the indemnified party will promptly notify the indemnifying party whether it desires to undertake the defense of such claim. If the indemnifying party does not within ten (10) business days thereafter elect to undertake the defense thereof or undertake the defense thereof, as applicable, the indemnified party will have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment and without prejudice to the rights of the indemnified party to indemnification hereunder. Notwithstanding anything contained herein, the indemnified party will not enter into any settlement or compromise that provides for any remedy other than money damages without the prior written approval of the indemnifying party, which approval will not be unreasonably withheld.

         9.4 Survival. The provisions of this Section 9 will survive the termination or expiration of this Agreement.

10.      TERMINATION.

         10.1 Expiration of Term. The term of this Agreement is fifty (50) years, commencing on the date of formation of Licensee.

         10.2 Early Termination on Breach. A party may without prejudice to its other remedies terminate this Agreement by notice in writing to the other on or after the occurrence of any of the following:

               (a) the commission of one or more material breaches of this Agreement by the other party which are not capable of remedy; provided that in the case of a breach by the Licensee, such breach is not caused by PEGI as a member or manager of Licensee.

               (b) the commission of a material breach of this Agreement by the other party which is capable of remedy (a "Remediable Breach") which will not have been remedied within a period of one (1) month after the party in breach has been given notice in writing specifying that Remediable Breach and requiring it to be remedied; provided, however, that such one
(1) month period will be extended for such additional period as will be reasonably necessary if that Remediable Breach is incapable of remedy within that one (1) month period and during that one (1) month period the party in breach will diligently endeavor to remedy that Remediable Breach, but only if such extension would not reasonably be expected to have a material adverse effect on the party giving notice of such breach, and further provided that any such breach by Licensee is not caused by PEGI as a member or manager of Licensee.

               (c) with respect to Licensor, PEGI has properly terminated the Program Supply Agreement.

               (d) with respect to Licensor, PEGI elects to dissolve Licensee as the result of VSI (or its Affiliates that are members of Licensee) being in default of its obligations under the Operating
Agreement.

11.      EFFECTS OF TERMINATION.

         11.1 Survival of Obligations. The termination of this Agreement for whatever reason will not affect any provision of this Agreement which is expressed to survive or operate in the event of its termination and will not prejudice or affect the rights of either party against the other in respect of any breach of this Agreement or in respect of any moneys payable by one party to the other with respect to any period prior to termination.

         11.2 Termination of Rights. Upon the expiration or termination of this Agreement, all rights of Licensee hereunder will immediately terminate and automatically revert to Licensor and Licensee will cease to make any use of the Trademarks. Further, Licensee will immediately amend its charter documents so that its name no longer includes any reference to any trademark of Licensor or any confusingly similar designation or mark.

         11.3 Further Assurances. Upon the expiration or termination of this Agreement, the parties will promptly perform all other acts which may be necessary or useful to render effective the termination of Licensee's interests in the Trademarks and Licensee will execute any assignment, conveyance, acknowledgment or other document that Licensor may reasonably request relinquishing such interests and the goodwill associated therewith. Without limiting the foregoing, Licensee hereby consents to any application which Licensor may make to limit or terminate Licensee's status as a registered user and irrevocably agrees not to contest, oppose or dispute such application.

12.      EQUITABLE RELIEF.

         Each of Licensor and Licensee acknowledges that any material breach of this Agreement by such party, including, by way of example, Licensee's failure to cease using the Trademarks upon the expiration or termination of this Agreement, will result in irreparable harm to the other party for which there is no adequate remedy at law. Accordingly, in such event, Licensor or Licensee, as the case may be, will be entitled to preliminary or temporary equitable relief in any Federal or State Court of competent jurisdiction located in Los Angeles County, California pending a final determination in accordance with Section 13, without the necessity of posting bond unless otherwise required by applicable law by way of any or all of the temporary and permanent injunctions and such other relief as any court of competent jurisdiction may deem just and proper.

13.      DISPUTE RESOLUTION.

         13.1 General Agreement Regarding Dispute Resolution. Except as set forth in Section 12, any dispute arising out of or relating to this Agreement will be resolved in accordance with the procedures specified in this Section 13, which will be the sole and exclusive procedures for the resolution of any such disputes; provided, however, that this Section will not apply to any dispute concerning the validity, ownership or control of the Trademarks, and instead any such dispute will be litigated in a court of law. The Parties intend that these provisions will be valid, binding, enforceable and irrevocable and will survive any termination of this Agreement.

         13.2 Notification and Negotiation. The parties will promptly notify each other in writing of any dispute arising out of or relating to this Agreement. The parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy. All reasonable requests for information made by one party to the other will be honored.

         13.3 Mediation. If any such dispute remains unresolved within thirty (30) days of original notice thereof, the parties will endeavor to resolve any dispute arising out of or relating to this Agreement by mediation under the CPR Mediation Procedure for Business Disputes. Unless the parties agree otherwise, the mediator will be selected from the CPR Panel of Neutrals with notification to CPR.

         13.4 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, which remains unresolved forty-five (45) days after appointment of a mediator, will be settled by arbitration by a sole arbitrator in accordance with the CPR Non-Administered Arbitration Rules; provided, however, that if either party will not participate in a non-binding procedure described above in Sections 13.2 and 13.3, the other may initiate binding arbitration before expiration of the above period for negotiation and mediation. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration will be Los Angeles, California.

         13.5 Damages. Except as expressly provided below, the arbitrator is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration. The arbitrator will have the authority to include, as an item of damages, the costs of arbitration, including reasonable legal fees and expenses, incurred by the prevailing party and to apportion such costs among the parties on a claim by claim basis as such party prevails thereon. For purposes of the foregoing, the "prevailing party" will mean the party whose final settlement offer (or other position or monetary claim) prior to the start of arbitration is closest to the judgement awarded by the arbitrator, regardless of whether such judgement is entered into in favor of or against such party.

         13.6 Statute of Limitations. The statute of limitations of the State of California applicable to the commencement of a lawsuit will apply to the commencement of an arbitration hereunder, except that no defenses will be available based upon the passage of time during any negotiation or mediation called for by the preceding paragraphs of this Section 13.

         13.7 Confidential Negotiations. All negotiations pursuant to Sections 13.2 and 13.3 are confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

14.      MISCELLANEOUS.

         14.1 Binding Effect; No Assignment. The provisions of this Agreement will be binding on and inure to the benefit of the successors of each party hereto; provided, however, that no party may assign, transfer, pledge, hypothecate, charge or otherwise dispose of or subcontract any of its rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing; (i) either party may assign its rights and obligations hereunder to an Affiliate of such party, but the original party will remain responsible and liable for such Affiliate's compliance with all of such original party's obligations hereunder, and, in the case of an assignment by Licensor, such Affiliate must be the owner of the Trademarks; and (ii) in the event Lifford (or an Affiliate of Lifford which is then a member of Licensee) elects to dissolve Licensee due to a breach by PEGI (or an Affiliate of PEGI which is then a member of Licensee) of the Operating Agreement, Lifford (or such Affiliate) cause Licensee's rights hereunder to be assigned to Lifford (or to an Affiliate of Lifford), provided that Licensee's rights under the Program Supply Agreement are assigned to the same assignee. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         14.2 Invalidity. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdictions.

         14.3 Waivers, Remedies Cumulative, Amendments.

               (a) No failure or delay by any of the parties hereto in exercising any right, power or privilege under this Agreement will operate as a waiver thereof nor will any single or partial exercise by any of the parties hereto of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

               (b) Except as otherwise provided in this Agreement, the rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

               (c) No provision of this Agreement may be amended, modified, waived, discharged or terminated, other than by the express written agreement of the parties hereto nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the party not in breach.

         14.4 Notices. All notices, requests, demands and other communications required to be given under this Agreement will be in writing and will conclusively be deemed to have been duly given (a) when hand delivered, (b) the next business day if sent by a generally recognized overnight courier service that provides written acknowledgment by the addressee of receipt, or (c) when received (with appropriate answer back), if sent by facsimile transmission or other generally accepted means of electronic transmission addressed as follows:

                           if to Licensor to:

                           Playboy Enterprises, Inc.
                           Attention:  General Counsel
                           680 North Lake Shore Drive
                           Chicago, IL  60611
                           United States of America
                           Fax Number:  (312) 266-2042

                           with a copy to:

                           Playboy Entertainment Group, Inc.
                           Attention:  President
                           9242 Beverly Boulevard
                           Beverly Hills, CA  90210
                           United States of America
                           Fax Number:  (310) 246-4065

                           if to Licensee to:

                           Playboy TV International, LLC
                           c/o Cisneros Television Group
                           Attention: Director Legal and Business Affairs 404 Washington Avenue, 8th Floor
                           Miami Beach, FL  33139
                           United States of America
                           Fax Number: (305) 894-3606

                           with a copy to:

                           Glenn Dryfoos, Esq.
                           Greenberg, Glusker, Fields, Claman & Machtinger LLP 1900 Avenue of the Stars
                           Suite 2200
                           Los Angeles, CA  90067
                           United States of America
                           Fax Number:  (310) 553-0687

or to such other address, or facsimile transmission number as the relevant addressee may hereafter by notice hereunder substitute.

         14.5 Governing Law. ALL QUESTIONS WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND LIABILITIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE , IRRESPECTIVE OF THE CHOICE OF LAWS PROVISIONS OF DELAWARE OR OF ANY OTHER JURISDICTION.

         14.6 Service of Process; Forum. Each party agrees that service by registered or certified mail, return receipt requested, delivered to such party at the address provided in Section 13.5 (Notices) above, will be deemed in every respect effective service of process upon such person for all purposes of this Agreement relating to mediation and arbitration. Each party irrevocably submits to the jurisdiction of the courts of the State of California and to any federal court located within such state for the purpose of any action or judgement with respect to this Agreement, regardless of where any alleged breach or other action, omission, fact or occurrence giving rise thereto occurred. Each party hereby irrevocably waives any claim that any action or proceeding brought in California has been brought in any inconvenient forum.

         14.7 Additional Provisions to Enforce Awards. The parties will take all actions necessary for awards and other judgements relating to this Agreement to be recognized and enforceable in the respective jurisdictions of organization of Licensee, Licensor and their respective affiliates and, to the extent necessary, in other jurisdictions in the Territory.

         14.8 Entire Agreement. This Agreement, together with its attachments, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof, including, but not limited to, any provisions relating to the Trademarks contained in the Agreement Outline.

         14.9 Rules of Construction.

               (a) Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular section.

               (b) Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case will include all other appropriate tenses or cases.

               (c) Agreement Negotiated. The parties hereto are sophisticated and have been represented by lawyers throughout the negotiation and execution of this Agreement who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe the presumption of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

         14.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         14.11 Relationship Between the Parties. This Agreement will not be construed to place the parties in the relationship of partners or joint venturers.

         14.12 Time is of the Essence. Time will be of the essence with respect to each and every obligation of Licensee and Licensor hereunder.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                         LICENSOR:

                                         PLAYBOY ENTERPRISES, INC.


                                         By:  /s/ Anthony J. Lynn
                                            ------------------------------
                                             Name:  Anthony J. Lynn
                                             Title: Executive Vice President



                   SIGNATURES CONTINUED ON FOLLOWING PAGE



                  SIGNATURES CONTINUED FROM PRECEDING PAGE


                                         LICENSEE:

                                         PLAYBOY TV INTERNATIONAL, LLC


                                         By:  /s/ Anthony J. Lynn
                                            --------------------------------
                                             Name:  Anthony J. Lynn
                                             Title: Director


                                         By:  /s/ Jay Scharer
                                            --------------------------------
                                             Name:  Jay Scharer
                                             Title: Director












                                 SCHEDULE I
                             CURRENT TRADEMARKS

Playboy Content Category:

* * *

Spice Content Category:

* * *

AdulTVision Content Category:

* * *

Additional Marks Associated With Specific Programming and Subject to Limited License as Provided in Section 2.1(a):

* * *



                                SCHEDULE II
             REGISTERED AND PENDING TRADEMARKS IN THE TERRITORY

* * *

[six pages omitted pursuant to confidential treatment request]




                                SCHEDULE III
                  LICENSOR'S EXISTING TRADEMARK AGREEMENTS
                         TO BE ASSIGNED TO LICENSEE

* * *